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EXHIBIT 10.50

SECURITIES PURCHASE AGREEMENT

        THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of May 12, 2003, by and between dELiA*s Corp., a Delaware corporation, with its principal place of business at 435 Hudson Street, New York, New York 10014 (the "Company"), and the individual named on Schedule A hereto residing at the address also set forth on Schedule A hereto ("Buyer").

PRELIMINARY STATEMENTS

        A.    The Company has authorized the sale of a certain number of shares of the Company's Class A common stock, par value $.01 per share ("Common Stock") on the terms and subject to the conditions set forth in this Agreement;

        B.    The Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

        C.    Buyer wishes to purchase, in the amounts and upon the terms and conditions stated in this Agreement, shares of Common Stock;

        D.    Upon the closing of the transactions contemplated hereby, the parties hereto will execute and deliver a Registration Rights Agreement in substantially the form attached hereto as Exhibit A (the "Registration Rights Agreement") pursuant to which the Company agrees to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

        E.    The Company intends to enter into other agreements for the purchase and registration of securities with certain other buyers (the "Other Buyers") and expects to complete the sale of shares of Common Stock to them; however, Buyer's obligations hereunder are not expressly conditioned on the purchase by any or all of the Other Buyers of the Common Stock that they may agree to purchase from the Company.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Buyer hereby agree as follows:

        1.    PREAMBLES; PURCHASE AND SALE OF COMMON STOCK; EXECUTION OF PUT OPTION; CLOSING

          a.    Preliminary Statements.    The above preliminary statements, recitals, definitions, preamble and provisions are true and correct and are incorporated herein as fully as if set forth herein.

          b.    Purchase of Common Stock.    Subject to the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to Buyer, and Buyer agrees to purchase from the Company an amount of 202,703 shares of Common Stock (the "Securities") at a per share purchase price equal to one cent more than the closing bid price of the Common Stock on the NASDAQ National Market (as reported by Bloomberg L.P.) on May 9, 2003 (the "Purchase Price"). The consummation of the transaction and the payment of the Purchase Price shall occur at Closing (as defined below).

          c.    The Closing.    The closing ("Closing") shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, at 8:00 a.m. on May 12, 2003. At Closing, against payment to the Company of the Purchase Price therefor, the Company shall direct its stock transfer agent to deliver to Buyer one or more stock certificates, duly executed on behalf of the Company, representing the Securities being purchased by Buyer, registered in the name of Buyer, such delivery to Buyer to be made not later than five (5) business days after the Closing.

        2.    BUYER'S REPRESENTATIONS AND WARRANTIES

        Buyer represents and warrants to the Company that:

          a.    Investment Purpose.    The Securities are being acquired by Buyer in good faith solely for its own account, for investment purposes only, and are not being purchased for resale, resyndication, distribution, subdivision or fractionalization thereof; Buyer has no contract or arrangement with any person to sell, transfer or pledge to any person the Securities or any part thereof, any interest therein or any rights thereto; Buyer has no present plans to enter into any such contract or arrangement; and Buyer understands that as a result it must bear the economic risk of the investment for an indefinite period of time because the Securities have not been registered under the 1933 Act, and, therefore, cannot be sold unless they are subsequently registered under the 1933 Act.

          b.    Accredited Investor Status.    Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

          c.    Reliance on Exemptions.    Buyer understands that the Securities are being offered and sold to it under the exemption from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

          d.    Information.    Buyer understands and acknowledges that it is purchasing the Securities without being furnished any offering literature, prospectus or other materials other than copies of the SEC Documents (as defined hereinbelow), that this transaction has not been scrutinized by the SEC or by any administrative agency charged with the administration of the securities laws of any state, that all documents, records and books, pertaining to the Company, its business, finances and operations, and this investment have been made available to Buyer, and its advisors and representatives, including its attorney, its accountant and/or its purchaser representative, and that the books and records of the Company will be available upon reasonable notice for inspection by Buyer during reasonable business hours at the Company's principal place of business. Buyer and its advisors and representatives, including its attorney, its accountant and/or its purchaser representative, if any, have reviewed the SEC Documents and been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Buyer understands that its investment in the Securities is speculative and involves a high degree of risk of loss and that Buyer must be prepared to lose its entire investment in the Company. Buyer has sought such accounting, legal and tax advice, as it has considered necessary to an informed investment decision with respect to its acquisition of the Securities. Buyer, or Buyer together with its purchaser representative, if any, have such knowledge and experience in financial and business matters that it and such representative are capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision.

          e.    Governmental Review.    Buyer understands that no United States federal or state agency or any other government or governmental agency has approved or disapproved or passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities or the accuracy or adequacy of any of the information provided by the Company to Buyer regarding the Company, the Securities or any other matter, and that the Company is relying on the truth and accuracy of the representations, declarations and warranties herein made by Buyer in offering the Securities for sale to it without having first registered the same under the 1933 Act.

          f.    Transfer or Resale.    Buyer understands that, except as provided in the Registration Rights Agreement, (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) Buyer shall have provided the Company with a statement of the circumstances surrounding the proposed disposition and shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect (1) that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration and (2) that appropriate action necessary for compliance with the 1933 Act has been taken; (ii) any sale of such Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

          g.    Legends.    Buyer understands that the stock certificates representing the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order shall be placed against transfer of such stock certificates):

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT AND THE STATE SECURITIES ACT OR BLUE SKY ACT OF ANY STATE HAVING JURISDICTION THEREOF, OR (B) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR THE SECURITIES ACT OR BLUE SKY ACT OF ANY STATE HAVING JURISDICTION WITH RESPECT THERETO.

          h.    Authorization; Enforcement.    This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Buyer and are valid and binding agreements of Buyer enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

          i.    Domicile.    Buyer is a resident of the State of New York.

          j.    Indemnification.    Buyer acknowledges that Buyer understands the meaning and legal consequences of the representations and warranties in this Section 2, and that the Company has relied upon such representations and warranties, and Buyer hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, agents and representatives from and against any and all claims, demands, losses, damages, expenses or liabilities (including attorneys' fees) due to or arising out of, directly or indirectly, a breach of any such representations or warranties. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by Buyer shall in any manner be deemed to constitute a waiver of any rights granted to such Buyer under federal or state securities laws.

          k.    Short Position and Market Purchases.    Buyer is not purchasing the Securities for the purpose of covering any short position in the Securities.

        3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Buyer that:

          a.    Organization and Qualification.    The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a material adverse effect on the operations, properties or financial condition of the Company taken as a whole (a "Material Adverse Effect").

          b.    Authorization; Enforcement.    (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, and (iv) this Agreement and the Registration Rights Agreement constitute the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

          c.    Capitalization.    As of April 28, 2003, the authorized capital stock of the Company consists of (i) 67,500,000 shares of Class A Common Stock of which 45,817,231 shares were issued and outstanding, and (ii) 11,425,000 shares of Class B common stock, $.01 par value, of which 0 shares were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as set forth in the SEC Documents (as defined herein) and in Schedule 3.c. attached hereto, as of the date of this Agreement (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the 1933 Act other than agreements with respect to securities which have been previously registered or are subject to current registration statements.

          d.    Issuance of Securities.    The Securities are duly authorized and, upon issuance in accordance with the terms hereof and thereof, shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

          e.    No Conflicts.    The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in any violation of the Company's Certificate of Incorporation, as amended, as in effect on the date hereof ("Certificate of Incorporation") or the Company's Bylaws, as in effect on the date hereof (the "Bylaws") or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance, regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. Except as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

          f.    Common Stock.    The Company has registered its Common Stock pursuant to Section 12(b) or (g) of the 1934 Act (as defined below) and is in full compliance with all reporting requirements of the 1934 Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed on the NASDAQ National Market, and except as set forth in the SEC Documents, the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such listing.

          g.    SEC Documents, Financial Statements.    During the Company's last two (2) fiscal years, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, subject to, with respect to certain SEC Documents, the filing of an amendment to such SEC Documents, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to Buyer and referred to in Section 2(d) of this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

        4.    COVENANTS

          a.    Form D.    The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing.

          b.    Reporting Status.    Until the earlier of (i) the date as of which Buyer may sell all the Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act, or (ii) the date on which Buyer has sold all of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. Buyer shall give notice to the Company when it has sold all of the Securities.

        5.    TRANSFER AGENT INSTRUCTIONS

        Buyer acknowledges that the Securities shall be "restricted" securities, the Stock Certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement, and stop-transfer instructions have been given by the Company to its transfer agent with respect to the Securities. If Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that registration of a resale by Buyer of any of the Securities is not required under the 1933 Act or any applicable state securities or blue sky laws, the Company shall permit the transfer and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by Buyer.

        6.    TERMINATION

          a.    Termination.    This Agreement may be terminated at any time prior to Closing, by mutual written consent of all of the parties to this Agreement.

          b.    Effect of Termination.    All obligations of the parties hereunder shall cease upon any termination pursuant to Section 6.a., provided, however, that the provisions of Sections 2.k. and 7 hereof shall survive any termination of this Agreement.

        7.    GOVERNING LAW; MISCELLANEOUS

          a.    Governing Law.    This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

          b.    Counterparts.    This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause three (3) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

          c.    Headings.    The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          d.    Severability.    If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          e.    Entire Agreement; Amendments.    This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

          f.    Notices.    Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally or by courier and shall be effective five days after being placed in the mail, if mailed, certified or registered, return receipt requested, or upon receipt, if delivered personally or by courier, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:	dELiA*s Corp. 435 Hudson Street New York, New York 10014 Telephone: (212) 807-9060 Telecopy: (212) 590-6310 Attention: General Counsel
With a copy to:	Proskauer Rose LLP 1585 Broadway New York, New York 10036-8299 Telephone: (212) 969-3000 Telecopy: (212) 969-2900 Attention: Jeffrey A. Horwitz, Esq.
If to Buyer:	At Buyer's address set forth on Schedule A

        Each party shall provide notice to the other party of any change in address.

          g.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought).

          h.    Third Party Beneficiaries.    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          i.    Survival.    The representations and warranties of the Company contained in Section 3 shall survive the Closing for a period of one (1) year thereafter. The representations and warranties of Buyer contained in Section 2 shall survive the Closing indefinitely.

          k.    Publicity.    The Company and Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Buyer, to make any press release with respect to such transactions as the Company determines is required by applicable law and regulations.

          l.    Further Assurances.    Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        [SIGNATURES APPEAR ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

"Company"
dELiA*s Corp.
By:	/s/ STEPHEN I. KAHN Stephen I. Kahn Chairman and Chief Executive Officer
"Buyer"
/s/ CHRISTOPHER C. EDGAR
Name:	Christopher C. Edgar

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  EXHIBIT 10.50